Exhibit 99.1

Old National Bancorp
One Main Street
Evansville, IN 47708	Media: Kathy A. Schoettlin (812) 465-7269
oldnational.com	Investors: Lynell J. Walton (812) 464-1366
Old National reports 2nd quarter earnings of $51.7 million,
or $0.32 per share

Evansville, Ind. (July 20, 2020)

Old National Bancorp (NASDAQ: ONB) reports 2Q20 net income of $51.7 million, diluted EPS of $0.32.
Adjusted[1] net income of $55.1 million, or $0.33 per diluted share.
CEO COMMENTARY:

“Old National’s strong 2nd quarter loan production was driven by our ability to help more than 9,400 new and existing clients secure Paycheck Protection Program funding, which resulted in financial assistance to nearly 160,000 of their employees,” said Old National Chairman & CEO Jim Ryan. “We also maintained strong credit metrics and capital ratios during the quarter while working to finalize our recently announced technology partnership with Infosys – a partnership that will accelerate and enhance our ability to provide powerful digital solutions to our clients.”

SECOND QUARTER HIGHLIGHTS2:

Net income	•Net income of $51.7 million
•Earnings per share of $0.32

Net interest income/NIM	•Net interest income on a fully taxable equivalent basis of $149.0 million compared to $147.1 million
•Net interest margin on a fully taxable equivalent basis of 3.14% compared to 3.31%

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $87.3 million
•Adjusted PPNR[1] of $92.1 million, up 7.6% over second quarter of 2019
•Noninterest expense of $120.2 million
•Adjusted noninterest expense[1] of $115.0 million
•Efficiency ratio[1] of 56.29%
•Adjusted efficiency ratio[1] of 53.79%, a 552 basis point improvement

Loans and Credit Quality	•End-of-period total loans[3] of $13,738.2 million compared to $12,438.8 million
◦Paycheck Protection Program Loans (PPP) amounted to $1,462.8 million at the end of June
•Second-quarter total commercial production, excluding PPP loans, of $658.5 million
•Provision for credit losses of $22.5 million
•June 30 pipeline of $2.7 billion
•Net charge-offs of $0.5 million, or 0.02% annualized, compared to net charge-offs of $6.5 million
•Non-performing loans of 1.04% of total loans compared to 1.16%

Return Profile & Capital	•Return on average common equity of 7.27%
•Return on average tangible common equity[1] of 12.41%
•Adjusted return on average tangible common equity[1] of 13.18%
•No shares of common stock were repurchased during the current quarter

Notable Items	•$4.9 million in ONB Way charges
•$0.3 million in tax credit amortization

1 Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company – please refer to the Non GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale

THE ONB WAY, OLD NATIONAL'S STRATEGIC PLAN, CONTINUES WITH TECHNOLOGY PARTNERSHIP

In a press release dated July 10, 2020, Old National announced a strategic technology partnership with Infosys, one of the world's foremost information technology companies. This partnership will enable faster adoption of digital solutions, modernize Old National's existing technology infrastructure and enhance both the employee and client experience.

RESULTS OF OPERATIONS

Old National Bancorp reported second quarter 2020 net income of $51.7 million, or $0.32 per diluted share.

Included in the second quarter were pre-tax charges of $5.0 million for ONB Way. Excluding these charges from the current quarter and netting out debt securities gains, adjusted net income was $55.1 million, or $0.33 per diluted share.

LOANS
Strong PPP volume drove total loan balances higher.

•Period-end total loans were $13,738.2 million at June 30, 2020, compared to $12,438.8 million at March 31, 2020. Driving the large increase was $1,462.8 million in outstanding PPP loan balances at June 30, 2020.
•Commercial and industrial loans increased $1,260.9 million to $4,307.5 million as a result of strong PPP loan production.
•Commercial real estate loans increased $119.9 million to $5,403.3 million, or 9.1% annualized growth.
•Consumer loans decreased $51.1 million to $1,675.6 million and residential mortgage loans decreased $98.6 million to $2,229.3 million.
•Commercial loan production in the second quarter, excluding PPP loan production, was $658.5 million; period-end pipeline totaled $2.7 billion.
•Average total loans in the second quarter were $13,450.1 million, an increase of $1,257.7 million from the first quarter of 2020.

DEPOSITS
A low-cost core deposit franchise continues to be one of Old National’s strengths.

•Period-end total deposits were $16,319.4 million at June 30, 2020, compared to $14,305.4 million at March 31, 2020. PPP funds and higher client savings rates drove the increase in deposit balances.
•On average, total deposits in the second quarter were $15,652.8 million, compared to $14,327.8 million in the first quarter of 2020.

NET INTEREST INCOME AND MARGIN
Net interest income higher on net PPP loan fees while net interest margin is lower with decline in accretion income and impact of 1% PPP loan coupon.

•Net interest income increased to $145.6 million in the second quarter of 2020 from $143.8 million in the first quarter of 2020.
•The net interest margin on a fully taxable equivalent basis decreased 17 basis points to 3.14% compared to 3.31% in the first quarter of 2020.
•PPP interest and net fees combined to have a positive impact of $6.6 million to net interest income in the second quarter while the low 1% coupon rate negatively impacted net interest margin by 5 basis points.
•Accretion income was $5.8 million, or 12 basis points of net interest margin, in the second quarter of 2020 compared to $6.7 million, or 15 basis points of net interest margin, in the first quarter of 2020. In the second quarter of 2020, accretion income was 2.8% of adjusted total revenue.
•Interest collected on nonaccrual loans was $0.6 million, or 1 basis point of net interest margin, in the second quarter of 2020 compared to $0.7 million, or 1 basis point of net interest margin, in the first quarter of 2020.
•The cost of total deposits declined 17 basis points to 0.17% in the second quarter of 2020 while the cost of total interest-bearing deposits decreased 23 basis points to 0.25%.

CREDIT QUALITY
Strong credit quality remains a hallmark of the Old National franchise.
•Provision for credit losses was $22.5 million in the second quarter of 2020, compared to $16.9 million in the first quarter, and continues to be impacted by an economic forecast that includes the impact of novel coronavirus pandemic.
•Net charge-offs in the second quarter were $0.5 million, or 0.02% of total average loans, and 30-89 day delinquencies of 0.16%.
•Non-performing loans decreased as a percentage of total loans to 1.04%.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of June 30, 2020, the remaining discount on these acquired loans was $61.5 million.
•The allowance for credit losses was $128.4 million, or 0.94% of total loans at June 30, 2020.

NONINTEREST INCOME
Noninterest income increased due to strong mortgage banking revenue and an increase in capital markets income.

•Total noninterest income for the second quarter of 2020 was $58.5 million, an increase of $1.0 million from the first quarter of 2020.
•Mortgage banking revenue increased $6.2 million and capital markets income increased $1.9 million when compared to the first quarter of 2020 while service charges on deposit accounts decreased $2.5 million and investment product fees decreased $1.0 million.

NONINTEREST EXPENSE
Second quarter results demonstrate benefit of The ONB Way, helping drive positive operating leverage1.

•Noninterest expense for the second quarter of 2020 was $120.2 million and included $4.9 million in ONB Way charges and $0.3 million in tax credit amortization.
•Excluding these items, adjusted noninterest expense for the second quarter was $115.0 million, compared to the $122.0 million in adjusted noninterest expense in the first quarter of 2020.
•The second quarter efficiency ratio was 56.29%, while the adjusted efficiency ratio was 53.79%.
•Adjusted operating leverage1 was +576 basis points for the second quarter of 2020 as compared to the second quarter of 2019.

INCOME TAXES

•On a fully taxable-equivalent basis, income tax expense in the second quarter was $13.1 million, resulting in a 20.2% FTE tax rate.
•Income tax expense included $0.3 million in tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.

•At the end of the second quarter, total risk-based capital was 12.68% and regulatory tier 1 capital was 11.70%.
•Tangible common equity to tangible assets was 8.45% at the end of the second quarter compared to 8.81% in the first quarter of 2020.
•The Company did not repurchase any shares of common stock during the second quarter.
•A low loan to deposit ratio of 84.2%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	2Q20	Adjustments[4]	Adjusted 2Q20
Total Revenues (FTE)	$207.5	$(0.4)	$207.1
Less: Provision for Credit Losses	(22.5)	—	(22.5)
Less: Noninterest Expenses	(120.2)	4.9	(115.3)
Income before Income Taxes (FTE)	$64.8	$4.5	$69.3
Income Taxes	(13.1)	(1.1)	(14.2)
Net Income	$51.7	$3.4	$55.1
Average Shares Outstanding	165,302	—	165,302
Earnings Per Share - Diluted	$0.32	$0.01	$0.33
4 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions)	2Q20	1Q20
Net Interest Income	$145.6	$143.8
Add: FTE Adjustment	3.4	3.3
Net Interest Income (FTE)	$149.0	$147.1
Average Earning Assets	$19,007.7	$17,774.0
Net Interest Margin (FTE)	3.14%	3.31%

($ in millions)	2Q20	2Q19
Net Interest Income	$145.6	$155.2
Add: FTE Adjustment	3.4	3.3
Net Interest Income (FTE)	$149.0	$158.5
Add: Total Noninterest Income	58.5	51.2
Less: Noninterest Expense	120.2	128.1
Pre-Provision Net Revenue	$87.3	$81.6
Less: Debt Securities Gains	(0.5)	(1.2)
Add: Loss on Branch Actions	0.1	—
Add: ONB Way Charges	4.9	1.4
Add: Merger and Integration Charges	—	3.2
Add: Amortization of Tax Credit Investments	0.3	0.6
Adjusted Pre-Provision Net Revenue	$92.1	$85.6

($ in millions)	2Q20	1Q20	2Q19
Noninterest Expense	$120.2	$158.7	$128.1
Less: ONB Way Charges	(4.9)	(31.2)	(1.4)
Less: Merger and Integration Charges	—	—	(3.2)
Noninterest Expense less Charges	$115.3	$127.5	$123.5
Less: Amortization of Tax Credit Investments	(0.3)	(5.5)	(0.6)
Adjusted Noninterest Expense	$115.0	$122.0	$122.9
Less: Intangible Amortization	(3.6)	(3.8)	(4.3)
Adjusted Noninterest Expense Less Intangible Amortization	$111.4	$118.2	$118.6
Net Interest Income	$145.6	$143.8	$155.2
FTE Adjustment	3.4	3.3	3.3
Net Interest Income (FTE)	$149.0	$147.1	$158.5
Total Noninterest Income	58.5	57.5	51.2
Total Revenue (FTE)	207.5	204.6	209.7
Less: Debt Securities Gains/Losses	(0.5)	(5.2)	(1.2)
Add: Loss on Branch Actions	0.1	—	—
Adjusted Total Revenue (FTE)	207.1	199.4	208.5
Efficiency Ratio	56.29%	77.71%	59.35%
Adjusted Efficiency Ratio	53.79%	59.31%	56.85%
Operating Leverage[5] (basis points)	518
Adjusted Operating Leverage[6] (basis points)	576
          5 Year-over-year basis point change in noninterest expenses plus change in total revenue
          6 Year-over-year basis point change in adjusted noninterest expense plus change in adjusted total revenue

($ in millions)	2Q20	1Q20
Net Income	$51.7	$22.6
Add: Intangible Amortization (net of tax7)	2.7	2.9
Tangible Net Income	$54.4	$25.5
Less: Securities Gains/Losses (net of tax7)	(0.4)	(3.9)
Add: Loss on Branch Actions (net of tax7)	0.1	—
Add: ONB Way Charges (net of tax7)	3.7	23.4
Adjusted Tangible Net Income	$57.8	$45.0
Average Total Shareholders’ Equity	2,845.4	2,833.5
Less: Average Goodwill	(1,037.0)	(1,037.0)
Less: Average Intangibles	(54.4)	(58.1)
Average Tangible Shareholders’ Equity	$1,754.0	$1,738.4
Return on Average Tangible Common Equity	12.41%	5.86%
Adjusted Return on Average Tangible Common Equity	13.18%	10.35%
7Tax-effect calculations use the current statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 8:00 a.m. Central Time on Monday, July 20, 2020, to review second-quarter 2020 financial results. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 11:00 a.m. Central Time on July 20 through August 2. To access the replay, dial 1-855-859-2056, Conference ID Code 7973414.

ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With $22.1 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for nine consecutive years.  Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships and keeping our clients at the center of all we do. This is an approach to business that we call The ONB Way. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Wisconsin and Minnesota. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.

USE OF NON-GAAP FINANCIAL MEASURES
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENT
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties, such as statements about the potential impacts of the COVID-19 pandemic. There are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business(including developments and volatility arising from the COVID-19 pandemic); competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan, including the anticipated impact from the ONB Way strategic plan that may differ from current estimates; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements, including the impact of the new CECL standard as well as changes to address the impact of COVID-19; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release; and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC.  These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Income Statement
Net interest income	$145,671	$143,771	$155,230	$289,442	$302,278
Tax equivalent adjustment (1)	3,367	3,323	3,289	6,690	6,487
Net interest income - tax equivalent basis	149,038	147,094	158,519	296,132	308,765
Provision for loan losses (4)	22,545	16,950	1,003	39,495	2,046
Noninterest income	58,461	57,502	51,214	115,963	97,630
Noninterest expense	120,121	158,744	128,118	278,865	251,159
Net income	51,705	22,640	62,964	74,345	119,240

Per Common Share Data
Weighted average diluted shares	165,302	168,404	173,675	166,848	174,531
Net income (diluted)	$0.32	$0.13	$0.36	$0.45	$0.68
Cash dividends	0.14	0.14	0.13	0.28	0.26
Common dividend payout ratio (2)	44%	108%	35%	62%	38%
Book value	$17.35	$17.10	$16.28	$17.35	$16.28
Stock price	13.76	13.19	16.59	13.76	16.59
Tangible common book value (3)	10.75	10.48	9.86	10.75	9.86

Performance Ratios
Return on average assets	0.96%	0.44%	1.26%	0.71%	1.20%
Return on average common equity	7.27%	3.20%	9.13%	5.24%	8.72%
Return on tangible common equity (3)	12.27%	5.89%	15.59%	9.01%	14.82%
Return on average tangible common equity (3)	12.41%	5.86%	16.04%	9.15%	15.47%
Net interest margin (FTE)	3.14%	3.31%	3.66%	3.22%	3.59%
Efficiency ratio (5)	56.29%	77.71%	59.35%	66.80%	59.79%
Net charge-offs (recoveries) to average loans	0.02%	0.21%	0.01%	0.11%	0.02%
Allowance for loan losses to ending loans (4)	0.94%	0.86%	0.47%	0.94%	0.47%
Non-performing loans to ending loans	1.04%	1.16%	1.34%	1.04%	1.34%

Balance Sheet (EOP)
Total loans	$13,615,701	$12,384,612	$12,046,578	$13,615,701	$12,046,578
Total assets	22,102,188	20,741,141	20,145,285	22,102,188	20,145,285
Total deposits	16,319,446	14,305,362	14,363,101	16,319,446	14,363,101
Total borrowed funds	2,641,436	3,245,214	2,726,481	2,641,436	2,726,481
Total shareholders' equity	2,864,255	2,823,435	2,803,139	2,864,255	2,803,139

Capital Ratios (3)
Risk-based capital ratios (EOP):
Tier 1 common equity	11.70%	11.40%	11.89%	11.70%	11.89%
Tier 1	11.70%	11.40%	11.89%	11.70%	11.89%
Total	12.68%	12.28%	12.82%	12.68%	12.82%
Leverage ratio (to average assets)	8.12%	8.46%	8.82%	8.12%	8.82%

Total equity to assets (averages)	13.16%	13.91%	13.82%	13.53%	13.76%
Tangible common equity to tangible assets	8.45%	8.81%	8.92%	8.45%	8.92%

Nonfinancial Data
Full-time equivalent employees	2,530	2,736	2,829	2,530	2,829
Banking centers	162	192	192	162	192

(1) Calculated using the federal statutory tax rate in effect of 21% for all periods.
(2) Cash dividends per share divided by net income per share (basic).
(3) Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
(4) Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.
(5) Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.
FTE - Fully taxable equivalent basis EOP - End of period actual balances				N/A - Not applicable

Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Interest income	$161,974	$167,999	$189,063	$329,973	$367,981
Less: interest expense	16,303	24,228	33,833	40,531	65,703
Net interest income	145,671	143,771	155,230	289,442	302,278
Provision for loan losses (1)	22,545	16,950	1,003	39,495	2,046
Net interest income after provision for loan losses	123,126	126,821	154,227	249,947	300,232

Wealth management fees	9,424	8,884	9,909	18,308	18,444
Service charges on deposit accounts	7,582	10,077	11,515	17,659	22,341
Debit card and ATM fees	4,832	4,998	5,419	9,830	10,922
Mortgage banking revenue	17,313	11,119	7,135	28,432	12,146
Investment product fees	4,845	5,874	5,591	10,719	10,862
Capital markets income	6,179	4,328	3,150	10,507	5,667
Company-owned life insurance	2,968	3,080	2,711	6,048	5,899
Other income	4,807	3,968	4,619	8,775	10,287
Gains (losses) on sales of debt securities	511	5,174	1,165	5,685	1,062
Total noninterest income	58,461	57,502	51,214	115,963	97,630

Salaries and employee benefits	66,556	79,173	71,566	145,729	142,749
Occupancy	13,245	15,133	14,559	28,378	29,137
Equipment	3,853	5,305	4,517	9,158	8,991
Marketing	2,395	3,097	4,439	5,492	8,162
Data processing	9,629	9,467	10,207	19,096	19,548
Communication	2,296	2,798	2,849	5,094	5,903
Professional fees	3,545	4,293	4,921	7,838	7,831
FDIC assessment	2,014	1,609	1,454	3,623	3,541
Amortization of intangibles	3,612	3,776	4,325	7,388	8,797
Amortization of tax credit investments	287	5,515	568	5,802	828
Other expense	12,689	28,578	8,713	41,267	15,672
Total noninterest expense	120,121	158,744	128,118	278,865	251,159

Income before income taxes	61,466	25,579	77,323	87,045	146,703
Income tax expense	9,761	2,939	14,359	12,700	27,463
Net income	$51,705	$22,640	$62,964	$74,345	$119,240

Diluted Earnings Per Share
Net income	$0.32	$0.13	$0.36	$0.45	$0.68

Average Common Shares Outstanding
Basic	164,732	167,748	172,985	166,240	173,855
Diluted	165,302	168,404	173,675	166,848	174,531

Common shares outstanding at end of period	165,093	165,109	172,231	165,093	172,231

(1) Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.

Balance Sheet (unaudited)
($ in thousands)
	June 30,	March 31,	June 30,
	2020	2020	2019
Assets
Federal Reserve Bank account	$54,807	$130,295	$40,945
Money market investments	14,633	9,349	20,210
Investments:
Treasury and government-sponsored agencies	489,232	530,904	725,327
Mortgage-backed securities	3,304,054	3,210,000	2,900,235
States and political subdivisions	1,355,959	1,302,395	1,186,311
Other securities	512,375	497,709	489,855
Total investments	5,661,620	5,541,008	5,301,728
Loans held for sale, at fair value	122,507	54,209	37,904
Loans:
Commercial	4,307,505	3,046,579	3,074,849
Commercial and agriculture real estate	5,403,316	5,283,464	4,993,693
Consumer:
Home equity	547,286	561,789	553,991
Other consumer loans	1,128,296	1,164,929	1,201,847
Subtotal of commercial and consumer loans	11,386,403	10,056,761	9,824,380
Residential real estate	2,229,298	2,327,851	2,222,198
Total loans	13,615,701	12,384,612	12,046,578
Total earning assets	19,469,268	18,119,473	17,447,365

Allowance for loan losses (1)	(128,394)	(106,380)	(56,292)
Non-earning Assets:
Cash and due from banks	241,054	203,533	239,831
Premises and equipment, net	462,796	462,364	493,481
Operating lease right-of-use assets	80,400	86,819	106,222
Goodwill and other intangible assets	1,089,711	1,093,323	1,104,478
Company-owned life insurance	453,116	450,148	445,749
Other assets	434,237	431,861	364,451
Total non-earning assets	2,761,314	2,728,048	2,754,212
Total assets	$22,102,188	$20,741,141	$20,145,285

Liabilities and Equity
Noninterest-bearing demand deposits	$5,217,678	$4,058,559	$3,771,888
Interest-bearing:
Checking and NOW accounts	4,567,046	4,105,006	3,950,161
Savings accounts	3,166,680	2,853,305	2,877,673
Money market accounts	1,895,809	1,746,798	1,819,716
Other time deposits	1,321,499	1,469,185	1,756,814
Total core deposits	16,168,712	14,232,853	14,176,252
Brokered CD's	150,734	72,509	186,849
Total deposits	16,319,446	14,305,362	14,363,101

Federal funds purchased and interbank borrowings	801	560,770	410,036
Securities sold under agreements to repurchase	367,744	318,067	334,540
Federal Home Loan Bank advances	2,035,014	2,130,263	1,730,065
Other borrowings	237,877	236,114	251,840
Total borrowed funds	2,641,436	3,245,214	2,726,481
Operating lease liabilities	91,845	95,830	110,596
Accrued expenses and other liabilities	185,206	271,300	141,968
Total liabilities	19,237,933	17,917,706	17,342,146
Common stock, surplus, and retained earnings	2,715,212	2,685,278	2,761,102
Accumulated other comprehensive income (loss), net of tax	149,043	138,157	42,037
Total shareholders' equity	2,864,255	2,823,435	2,803,139
Total liabilities and shareholders' equity	$22,102,188	$20,741,141	$20,145,285
(1) Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$85,680	$34	0.16%	$58,406	$349	2.41%	$58,321	$334	2.29%
Investments:
Treasury and government-sponsored agencies	501,838	3,033	2.42%	583,971	3,697	2.53%	695,775	4,301	2.47%
Mortgage-backed securities	3,179,165	17,930	2.26%	3,171,650	19,065	2.40%	2,767,791	18,799	2.72%
States and political subdivisions	1,293,756	11,757	3.63%	1,273,156	11,409	3.58%	1,193,176	11,235	3.77%
Other securities	497,204	3,224	2.59%	494,500	3,216	2.60%	496,631	4,063	3.27%
Total investments	5,471,963	35,944	2.63%	5,523,277	37,387	2.71%	5,153,373	38,398	2.98%
Loans: (2)
Commercial	4,049,403	31,729	3.10%	2,907,297	29,053	3.95%	3,063,590	37,828	4.88%
Commercial and agriculture real estate	5,340,622	58,007	4.30%	5,188,597	62,439	4.76%	5,019,859	72,214	5.69%
Consumer:
Home equity	554,701	4,213	3.06%	558,356	5,631	4.06%	558,223	7,390	5.31%
Other consumer loans	1,135,943	11,530	4.08%	1,167,802	12,219	4.21%	1,201,752	12,408	4.14%
Subtotal commercial and consumer loans	11,080,669	105,479	3.83%	9,822,052	109,342	4.48%	9,843,424	129,840	5.29%
Residential real estate loans	2,369,407	23,884	4.03%	2,370,295	24,244	4.09%	2,247,570	23,780	4.23%

Total loans	13,450,076	129,363	3.82%	12,192,347	133,586	4.35%	12,090,994	153,620	5.05%

Total earning assets	$19,007,719	$165,341	3.46%	$17,774,030	$171,322	3.84%	$17,302,688	$192,352	4.43%

Less: Allowance for loan losses (3)	(107,619)			(83,244)			(56,632)

Non-earning Assets:
Cash and due from banks	$332,745			$287,601			$234,337
Other assets	2,384,934			2,388,092			2,473,255

Total assets	$21,617,779			$20,366,479			$19,953,648

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,431,074	$1,075	0.10%	$4,104,778	$2,860	0.28%	$3,895,881	$4,196	0.43%
Savings accounts	3,060,012	736	0.10%	2,828,177	1,298	0.18%	2,879,704	2,145	0.30%
Money market accounts	1,844,488	910	0.20%	1,784,169	2,507	0.57%	1,789,777	3,729	0.84%
Other time deposits	1,378,115	3,786	1.10%	1,562,074	5,186	1.34%	1,779,770	7,181	1.62%
Total interest-bearing deposits	10,713,689	6,507	0.24%	10,279,198	11,851	0.46%	10,345,132	17,251	0.67%
Brokered CD's	68,149	291	1.72%	84,099	447	2.14%	212,198	1,268	2.40%
Total interest-bearing deposits and CD's	10,781,838	6,798	0.25%	10,363,297	12,298	0.48%	10,557,330	18,519	0.70%

Federal funds purchased and interbank borrowings	143,811	44	0.12%	392,857	1,240	1.27%	300,810	1,817	2.42%
Securities sold under agreements to repurchase	350,545	185	0.21%	329,091	384	0.47%	331,695	671	0.81%
Federal Home Loan Bank advances	2,144,497	6,844	1.28%	1,965,130	7,768	1.59%	1,695,681	10,039	2.37%
Other borrowings	251,738	2,432	3.87%	240,276	2,538	4.23%	251,577	2,787	4.43%
Total borrowed funds	2,890,591	9,505	1.32%	2,927,354	11,930	1.64%	2,579,763	15,314	2.38%

Total interest-bearing liabilities	13,672,429	16,303	0.48%	13,290,651	24,228	0.73%	13,137,093	33,833	1.03%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$4,871,002			$3,964,493			$3,812,175
Other liabilities	228,950			277,812			246,134
Shareholders' equity	2,845,398			2,833,523			2,758,246

Total liabilities and shareholders' equity	$21,617,779			$20,366,479			$19,953,648

Net interest rate spread			2.98%			3.11%			3.40%

Net interest margin (FTE)			3.14%			3.31%			3.66%

FTE adjustment		$3,367			$3,323			$3,289

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.
(3) Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2020			June 30, 2019
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$72,043	$383	1.07%	$58,510	$612	2.11%
Investments:
Treasury and government-sponsored agencies	542,904	6,730	2.48%	700,569	8,203	2.34%
Mortgage-backed securities	3,175,408	36,996	2.33%	2,633,326	36,402	2.76%
States and political subdivisions	1,283,456	23,165	3.61%	1,212,658	22,688	3.74%
Other securities	495,852	6,440	2.60%	497,115	8,503	3.42%
Total investments	$5,497,620	$73,331	2.67%	$5,043,668	$75,796	3.01%
Loans: (2)
Commercial	3,478,351	60,782	3.46%	3,092,833	73,863	4.75%
Commercial and agriculture real estate	5,264,610	120,446	4.53%	5,004,824	137,290	5.46%
Consumer:
Home equity	556,528	9,845	3.56%	573,211	14,987	5.27%
Other consumer loans	1,151,871	23,748	4.15%	1,197,150	24,208	4.08%
Subtotal commercial and consumer loans	10,451,360	214,821	4.13%	9,868,018	250,348	5.12%
Residential real estate loans	2,369,852	48,128	4.06%	2,253,375	47,712	4.23%

Total loans	12,821,212	262,949	4.07%	12,121,393	298,060	4.91%

Total earning assets	$18,390,875	$336,663	3.64%	$17,223,571	$374,468	4.34%

Less: Allowance for loan losses (3)	(95,432)			(56,213)

Non-earning Assets:
Cash and due from banks	$310,173			$232,159
Other assets	2,386,513			2,481,842

Total assets	$20,992,129			$19,881,359

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,267,926	$3,934	0.19%	$3,795,441	$7,338	0.39%
Savings accounts	2,944,094	2,034	0.14%	2,907,552	4,428	0.31%
Money market accounts	1,814,328	3,417	0.38%	1,746,456	6,555	0.76%
Other time deposits	1,470,094	8,972	1.23%	1,809,975	14,283	1.59%
Total interest-bearing deposits	10,496,442	18,357	0.35%	10,259,424	32,604	0.64%
Brokered CD's	76,124	739	1.95%	201,878	2,359	2.36%
Total interest-bearing deposits and CD's	10,572,566	19,096	0.36%	10,461,302	34,963	0.67%

Federal funds purchased and interbank borrowings	268,334	1,284	0.96%	308,860	3,735	2.44%
Securities sold under agreements to repurchase	339,818	569	0.34%	346,396	1,333	0.78%
Federal Home Loan Bank advances	2,054,814	14,612	1.43%	1,684,093	19,970	2.39%
Other borrowings	246,007	4,970	4.04%	250,690	5,702	4.55%
Total borrowed funds	2,908,973	21,435	1.48%	2,590,039	30,740	2.39%

Total interest-bearing liabilities	13,481,539	40,531	0.60%	13,051,341	65,703	1.02%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$4,417,748			$3,829,406
Other liabilities	253,382			264,274
Shareholders' equity	2,839,460			2,736,338

Total liabilities and shareholders' equity	$20,992,129			$19,881,359

Net interest rate spread			3.04%			3.32%

Net interest margin (FTE)			3.22%			3.59%

FTE adjustment		$6,690			$6,487

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.
(3) Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019

Beginning allowance for loan losses	$106,380	$54,619	$55,559	$54,619	$55,461
Impact of adopting ASC 326 on 1/1/2020 (1)	—	41,347	N/A	41,347	N/A

Provision for loan losses (1)	22,545	16,950	1,003	39,495	2,046

Gross charge-offs	(2,232)	(8,445)	(2,876)	(10,677)	(5,769)
Gross recoveries	1,701	1,909	2,606	3,610	4,554
Net (charge-offs) recoveries	(531)	(6,536)	(270)	(7,067)	(1,215)

Ending allowance for loan losses (1)	$128,394	$106,380	$56,292	$128,394	$56,292

Net charge-offs (recoveries) / average loans (2)	0.02%	0.21%	0.01%	0.11%	0.02%

Average loans outstanding (2)	$13,435,260	$12,182,704	$12,083,609	$12,808,982	$12,115,408

EOP loans outstanding (2)	13,615,701	12,384,612	12,046,578	13,615,701	12,046,578

Allowance for loan losses / EOP loans (1)(2)	0.94%	0.86%	0.47%	0.94%	0.47%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$779	$658	$423	$779	$423

Non-performing loans:
Nonaccrual loans (3)	125,546	126,987	142,421	125,546	142,421
TDRs still accruing	16,582	17,040	19,031	16,582	19,031
Total non-performing loans	142,128	144,027	161,452	142,128	161,452

Foreclosed properties	1,786	2,163	2,819	1,786	2,819

Total underperforming assets	$144,693	$146,848	$164,694	$144,693	$164,694

Classified and Criticized Assets:
Nonaccrual loans (3)	125,546	126,987	142,421	125,546	142,421
Substandard accruing loans	192,433	181,157	174,728	192,433	174,728
Loans 90 days and over (still accruing)	779	658	423	779	423
Total classified loans - "problem loans"	$318,758	$308,802	$317,572	$318,758	$317,572

Other classified assets	2,565	2,616	2,550	2,565	2,550
Criticized loans - "special mention loans"	220,300	238,011	220,455	220,300	220,455

Total classified and criticized assets	$541,623	$549,429	$540,577	$541,623	$540,577

Non-performing loans / EOP loans (2)	1.04%	1.16%	1.34%	1.04%	1.34%

Allowance to non-performing loans (1)(4)	90%	74%	35%	90%	35%

Under-performing assets / EOP loans (2)	1.06%	1.19%	1.37%	1.06%	1.37%

EOP total assets	$22,102,188	$20,741,141	$20,145,285	$22,102,188	$20,145,285

Under-performing assets / EOP assets	0.65%	0.71%	0.82%	0.65%	0.82%

EOP - End of period actual balances
(1) Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.
(2) Excludes loans held for sale.
(3) Includes non-accruing TDRs totaling $11.3 million at June 30, 2020, $11.8 million at March 31, 2020, and $24.7 million at June 30, 2019.
(4) Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded for 2019 quarter ends.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019

Actual End of Period Balances
GAAP shareholders' equity	$2,864,255	$2,823,435	$2,803,139	$2,864,255	$2,803,139

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258	1,036,994	1,036,258
Intangibles	52,717	56,329	68,220	52,717	68,220
	1,089,711	1,093,323	1,104,478	1,089,711	1,104,478

Tangible shareholders' equity	$1,774,544	$1,730,112	$1,698,661	$1,774,544	$1,698,661

Average Balances
GAAP shareholders' equity	$2,845,398	$2,833,523	$2,758,246	$2,839,460	$2,736,338

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258	1,036,994	1,036,258
Intangibles	54,449	58,127	70,282	56,288	72,554
	1,091,443	1,095,121	1,106,540	1,093,282	1,108,812

Average tangible shareholders' equity	$1,753,955	$1,738,402	$1,651,706	$1,746,178	$1,627,526

Actual End of Period Balances
GAAP assets	$22,102,188	$20,741,141	$20,145,285	$22,102,188	$20,145,285

Add:
Trust overdrafts	15	119	29	15	29

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258	1,036,994	1,036,258
Intangibles	52,717	56,329	68,220	52,717	68,220
	1,089,711	1,093,323	1,104,478	1,089,711	1,104,478

Tangible assets	$21,012,492	$19,647,937	$19,040,836	$21,012,492	$19,040,836

Risk-weighted assets	$14,416,184	$14,420,130	$13,996,770	$14,416,184	$13,996,770

GAAP net income	$51,705	$22,640	$62,964	$74,345	$119,240

Add:
Amortization of intangibles (net of tax)	2,708	2,849	3,262	5,557	6,635

Tangible net income	$54,413	$25,489	$66,226	$79,902	$125,875

Tangible Ratios
Return on tangible common equity	12.27%	5.89%	15.59%	9.01%	14.82%
Return on average tangible common equity	12.41%	5.86%	16.04%	9.15%	15.47%
Return on tangible assets	1.04%	0.52%	1.39%	0.76%	1.32%
Tangible common equity to tangible assets	8.45%	8.81%	8.92%	8.45%	8.92%
Tangible common equity to risk-weighted assets	12.31%	12.00%	12.14%	12.31%	12.14%
Tangible common book value (1)	10.75	10.48	9.86	10.75	9.86

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders' equity divided by common shares issued and outstanding at period-end.

Tier 1 capital	$1,686,714	$1,643,249	$1,664,277	$1,686,714	$1,664,277

Risk-weighted assets	14,416,184	14,420,130	13,996,770	14,416,184	13,996,770

Tier 1 common equity to risk-weighted assets	11.70%	11.40%	11.89%	11.70%	11.89%